UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

Lakes Entertainment, Inc.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(952) 449-9092

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 4, 2015, Lakes Entertainment, Inc. (“Lakes”) entered into (i) the First Amendment to Agreement and Plan of Merger (the “Merger Agreement Amendment”) with Sartini Gaming, Inc. (“Golden”), LG Acquisition Corporation, and The Blake L. Sartini and Delise F. Sartini Family Trust (“Sartini Trust”), which amends that certain Agreement and Plan of Merger, dated as of January 25, 2015, among Lakes, Golden, LG Acquisition Corporation and the Sartini Trust (as so amended, the “Merger Agreement”), and (ii) Amendment No. 1 to that certain Voting and Support Agreement, dated as of January 25, 2015, among Lakes, Golden, Lyle A. Berman and the other Lakes’ shareholders listed therein (the “Support Agreement Amendment” and such agreement as amended, the “Support Agreement”).

The Merger Agreement Amendment and the Support Agreement Amendment have been entered into to address the potential concern that the terms of the Support Agreement and the Shareholders’ Agreement by and among Lakes, Golden, Sartini Trust, Lyle A. Berman and the other Lakes’ shareholders party thereto (the “Shareholders’ Agreement”) could be deemed to give rise to a “control share acquisition” under the Minnesota Control Share Acquisition Act, Minnesota Statutes Section 302A.671 (“CSAA”).

Accordingly, the Merger Agreement Amendment requires, among other matters, Lakes to (i) solicit shareholder approval at its annual shareholders meeting (the “Annual Shareholders Meeting”) to be held after the special shareholders meeting scheduled for June 17, 2015 (the “Special Shareholders Meeting”) and prior to consummation of the merger under the Merger Agreement, of an amendment to the Bylaws of Lakes, as amended, to eliminate any potential effects of the CSAA on, and render the CSAA inapplicable to, Lakes and all shares of Lakes, including the Lakes’ shares subject to the Support Agreement and Shareholders’ Agreement (the “CSAA Opt Out”) and (ii) obtain such shareholder approval as a condition to Golden’s obligation to consummate the merger under the Merger Agreement.

The Support Agreement Amendment, among other matters, (i) provides that Lyle A. Berman and the other Lakes’ shareholders who are parties to the Support Agreement are in no event obligated to vote shares subject to the Support Agreement that in the aggregate represent 20% or more of the voting power of the outstanding Lakes’ shares and (ii) requires that Mr. Berman and the other Lakes’ shareholders who are parties to the Support Agreement vote their shares that in the aggregate represent less than 20% of the total voting power of all the outstanding Lakes’ shares in favor of the CSAA Opt Out at the Annual Shareholders Meeting.

Item 8.01     Other Events

Because the Support Agreement could be deemed to give rise to a “control share acquisition” under the CSAA, Mr. Berman and the other shareholders party to the Support Agreement have determined that they will not vote at the Special Shareholders Meeting scheduled for June 17, 2015 any shares subject to the Support Agreement that in the aggregate represent 20% or more of the voting power of all outstanding Lakes’ shares (“Share Voting Limitation”). As a result, approximately 783,000 shares will not be voted at such Special Shareholders Meeting.

In order to (i) eliminate any uncertainties relating to the applicability of the CSAA to the Support Agreement and the Shareholders’ Agreement, (ii) eliminate in their entirety all restrictions that the CSAA has on Lakes’ shareholders, and (iii) comply with the terms of the Merger Agreement Amendment, Lakes plans to submit to its shareholders, at its Annual Shareholders Meeting (tentatively scheduled for late July or early August 2015) a proposal to approve an amendment to Lakes’ Bylaws, as amended, to approve the CSAA Opt Out, which will apply to any existing or future transaction in Lakes’ shares. A committee of the Lakes’ Board formed in accordance with Subdivision 1 of Minnesota Statutes Section 302A.671 has approved, subject to shareholder approval, the amendment to the Lakes’ Bylaws, as amended, to effect the CSAA Opt Out. Such committee and the Lakes’ Board recommend that Lakes’ shareholders approve the amendment. Mr. Berman and the other shareholders party to the Support Agreement have determined that they will abide by the Share Voting Limitation at such Annual Shareholders Meeting.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material for the shareholder vote with respect to the issuance of shares of Lakes common stock under the Merger Agreement. In connection with the Merger Agreement, Lakes filed a definitive proxy statement for the special meeting of Lakes shareholders to be held on June 17, 2015 and may file other relevant materials and documents with the SEC. The definitive proxy statement has been mailed to Lakes’ shareholders. This filing does not constitute a solicitation of any vote or proxy from any shareholder of Lakes. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS OR MATERIALS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAKES, GOLDEN AND THE PROPOSED MERGER. Investors may obtain free copies of the definitive proxy statement, and other relevant materials and documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the definitive proxy statement, and other relevant materials and documents filed with the SEC by directing a written request to Investor Relations, Lakes Entertainment, Inc., 130 Cheshire Lane, Suite #101, Minnetonka, MN 55305, or by accessing Lakes’ website at www.lakesentertainment.com under the heading “Investors” and then “SEC Filings.”

Participants in the Solicitation

Lakes, Golden and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from shareholders of Lakes in connection with the proposed transaction, including with respect to the issuance of shares of Lakes common stock under the Merger Agreement. Information about the Lakes’ directors and executive officers is available in Lakes definitive proxy statement, dated July 23, 2014, for its 2014 annual meeting of shareholders. Additional information regarding participants in the proxy solicitation and a description of their interests in the proposed transaction is contained in the definitive proxy statement that Lakes filed with the SEC on May 4, 2015 in connection with the proposed transaction and other relevant documents or materials that may be filed with the SEC regarding the proposed transaction.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

2.1

First Amendment to Agreement and Plan of Merger, dated as of June 4, 2015, among Lakes Entertainment, Inc., Sartini Gaming, Inc., LG Acquisition Corporation and The Blake L. Sartini and Delise F. Sartini Family Trust.

10.1

Amendment No. 1 dated June 4, 2015, to that certain Voting and Support Agreement, dated January 25, 2015, among Lakes Entertainment, Inc., Lyle A. Berman and the other Lakes’ shareholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: June 4, 2015	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1

The First Amendment dated June 4, 2015, to the Agreement and Plan of Merger, dated January 25, 2015, among Lakes Entertainment, Inc. Sartini Gaming, Inc., LG Acquisition Corporation and The Blake L. Sartini and Delise F. Sartini Family Trust.

10.1	Amendment No. 1 dated June 4, 2015, to the Voting and Support Agreement dated January 25, 2015, among Lakes Entertainment, Inc., Lyle A. Berman and the other Lakes’ shareholders party thereto